Exhibit 99.C6

               Report of Independent Certified Public Accountants

Stockholders and Directors
Advanced Financial, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Advanced Financial, Inc. and Subsidiaries as of March 31, 2002 and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Financial, Inc and Subsidiaries as of March 31, 2002 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note N to the financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are also described in Note N. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






Weaver & Martin, LLC
Kansas City, Missouri
October 27, 2003